UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2025

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVGI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors (the “Board”) of Commercial Vehicle Group, Inc. (the “Company”) believes it is in the best interest of the Company and its stockholders to ensure continuity of leadership and as such, effective April 1, 2025, authorized retention agreements between the Company and the following named executive officers (“NEOs”): Andy Cheung, Chief Financial Officer; Aneezal Mohamed, Chief Legal Officer, Corporate Secretary and Compliance Officer; and Kristin Mathers, Chief Human Resource Officer. The Compensation Committee believes that Mr. James Ray, the President and Chief Executive Officer, is adequately covered by his change-in-control agreement.

For each NEO, a retention bonus shall be earned and become payable in full on March 31, 2027 (the “Vesting Date”), subject to continued employment through the Vesting Date; provided, however that in the event that the NEOs employment is terminated by the Company without cause on or prior to the Vesting Date, the retention bonus will become earned and payable. In the event the NEOs employment with the Company terminates for any reason other than by the Company without cause prior to the Vesting Date, the retention bonus will be forfeited. The retention bonus for Mr. Cheung is $480,000; Mr. Mohamed is $290,000; and Mr. Mathers is $285,000.

The foregoing description of the retention agreements do not purport to be complete and is qualified in its entirety by the full text of each NEOs retention agreement, a copy of each of which is incorporated by reference and attached hereto as Exhibit 10.1, 10.2, and 10.3, respectively.

On April 2, 2025, Robert C. Griffin, a director of the Company since July 2005, and current Chairman of the Board of the Company, informed the Company that he will be retiring from the Board of the Company, without standing for re-election at the 2025 Annual Meeting of Stockholders.

Upon Mr. Griffin’s retirement from the Board, it is expected that Mr. William C. Johnson will become the Chairman of the Board.

Item 7.01 Regulation FD Disclosure.

The information set forth under Item 5.02 is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Retention Agreement between the Company and Andy Cheung dated April 1, 2025.
10.2	Retention Agreement between the Company and Aneezal Mohamed dated April 1, 2025.
10.3	Retention Agreement between the Company and Kristin Mathers dated April 1, 2025.
99.1	Press release of the Company dated April 4, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

April 4, 2025	By:	/s/ Aneezal H. Mohamed
	Name:	Aneezal H. Mohamed
	Title:	Chief Legal Officer